                                POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints each of Maria Petti, Paul Merolla and Jeffrey Letzler, individually, the undersigned's true and lawful attorney-in-fact to:

      1.    execute for and on behalf of the undersigned, reports to be filed in accordance with Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

      2.    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports and timely file such reports with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      3.    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact, individually, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16(a) or Section 13(d) of the Exchange Act and the rules thereunder.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any such report with respect to the undersigned's holdings of and transactions in securities issued by Instinet Group Incorporated, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of November, 2003.

                                      By:  /s/ Natan Tiefenbrun
                                         Name:  Natan Tiefenbrun
                                         Title:  Executive Vice President